Exhibit 10.1

         PURCHASE AGREEMENT (this "Agreement"), dated as of August 21, 2006, by and between TerreStar Networks Inc., a Delaware corporation ("TerreStar"), and Motient Ventures Holding Inc., a Delaware corporation (the "Purchaser").
         ---------------------------------------------------------------


                                  INTRODUCTION
                                  ------------

     WHEREAS, the Purchaser purchased from TerreStar 8,190,008 shares of TerreStar Common Stock pursuant to that certain Purchase Agreement dated as of May 11, 2005;

     WHEREAS, the necessary parties to the Stockholders Agreement (as defined in Article VI) have taken all actions necessary to waive any rights thereunder that would impede the consummation of the transactions contemplated by this Agreement and have consented thereunder to the consummation of the transactions contemplated by this Agreement;

     WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to make an additional equity investment in TerreStar; and

     WHEREAS, TerreStar and the Purchaser have obtained all material consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any governmental authority and any other person (if any), required to be obtained or made by or with respect to TerreStar or the Purchaser, as the case may be, in connection with the offer and sale of the Shares (as defined in Article I), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                         AGREEMENT TO SELL AND PURCHASE
                         ------------------------------

     Pursuant to the terms herein set forth, TerreStar hereby issues and sells to the Purchaser and the Purchaser hereby purchases from TerreStar, 700,156 shares of TerreStar Common Stock (the "Shares") at a purchase price of $30.53 per Share (the "Purchase Price").

                                   ARTICLE II

                          CLOSING, DELIVERY AND PAYMENT
                          -----------------------------

     2.1. Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place contemporaneously with the execution and delivery hereof at the offices of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2. Delivery. At the Closing, TerreStar shall deliver to the Purchaser one or more certificates representing the Shares to be purchased at the Closing by the Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds pursuant to wire instructions provided to the Purchaser by TerreStar. The Purchaser shall pay the purchase price for the Shares to be purchased hereunder upon delivery of the certificate(s) representing the Shares.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TERRESTAR
                   -------------------------------------------

     Except as disclosed in the disclosure schedule delivered by TerreStar and incorporated herein, TerreStar hereby represents and warrants to the Purchaser as follows:

     3.1. Organization, Good Standing and Qualification. TerreStar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TerreStar is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect (as defined in Article VI) on TerreStar.

     3.2. Power and Authority. TerreStar has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance by TerreStar of this Agreement and the consummation by TerreStar of the transactions contemplated hereby have been duly authorized by all requisite action (and do not or will not require any approvals or consents of the stockholders of TerreStar that have not already been obtained), and this Agreement, when executed will constitute a legal, valid and binding obligation of TerreStar, enforceable against TerreStar in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

     3.3. Subsidiaries. TerreStar does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. TerreStar is not a participant in any joint venture, partnership or similar arrangement.

     3.4. Capitalization. The authorized capital stock of TerreStar consists of 50,000,000 shares of Common Stock, of which 32,269,075 shares are issued and outstanding. All shares of TerreStar's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. Except as set forth in Schedule 3.4 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating TerreStar to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of TerreStar or other equity interests in TerreStar or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of TerreStar to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to TerreStar. Except pursuant to the Stockholders' Agreement (as defined in Article VI) (and pursuant to which no preemptive rights arise in connection with the transactions contemplated by this Agreement), no stockholder or right holder of TerreStar is entitled to preemptive rights. TerreStar has not, since its inception, declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders.

     3.5. Issuance of Shares. The issuance, sale and delivery of the Shares by TerreStar in accordance with this Agreement have been duly authorized by all necessary action on the part of TerreStar. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations and warranties of the Purchaser contained in
Article IV, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been, or following the Closing will be, registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The issue and sale of the Shares (a) is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with (and any compliance therewith shall not result in the issuance of any shares of Common Stock by TerreStar) and (b) will not result in a right of any holder of securities of TerreStar to adjust the exercise, conversion, exchange or reset price under such securities.

     3.6. No Conflict. Except for (A) filings made pursuant to Regulation D under the Securities Act or under state securities laws and (B) such notifications or filings as may be required under the United States Communications Act of 1934, as amended (the "FCC Act"), or the Canadian Communications Acts (as defined in Article VI), as the case may be, the execution and delivery by TerreStar of this Agreement, and the consummation by TerreStar of the transactions contemplated hereby and compliance with the provisions hereof will not (a) violate or conflict with, or require any consent, approval, registration, authorization, qualification, designation, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation (including but not limited to the FCC Act, the Canadian Communications Acts or the rules and regulations of the Federal Communications Commission (the "FCC"), Industry Canada or the CTRC (as defined in Article VI)), or any ruling, writ, injunction, order, declaration, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets other than violations or conflicts which would not reasonably be expected to have a Material Adverse Effect on TerreStar, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, to which TerreStar is a party or to which its properties or assets is subject which could reasonably be expected to have a Material Adverse Effect on TerreStar, (c) result in the creation or imposition of any mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, conditions, restrictions, charges, agreements, claims or equities of any kind (each, an "Encumbrance") upon any of TerreStar's properties or assets which could reasonably be expected to have a Material Adverse Effect on TerreStar, or (d) violate TerreStar's organizational documents.

     3.7. Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by TerreStar in connection with the execution, delivery and performance of this Agreement, the consummation by TerreStar of the transactions contemplated hereby, or the issuance, sale or delivery of the Shares (other than (a) such notifications or filings required under the FCC Act, the Canadian Communications Acts and applicable federal or state securities laws, if any, which shall be made on a timely basis and (b) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on TerreStar).


                                   ARTICLE IV

                 REPRESENTATIONS OF WARRANTIES OF THE PURCHASER
                 ----------------------------------------------

     The Purchaser hereby represents and warrants to TerreStar as follows:

     4.1. Organization, Good Standing; Power and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Purchaser has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

     4.2. Authorization of Documents. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser, and this Agreement when executed will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

     4.3. No Limitations. The Purchaser has not, directly or indirectly, made any commitment, representation, or undertaking to any third party, nor is the Purchaser or any of its subsidiaries or affiliates party to, nor are the Purchaser's or any of its subsidiaries' or affiliates' assets or properties subject to, any agreement, contract, commitment, obligation, understanding or document, that (a) conflicts or could conflict with, or results or could result in any violation or breach of, or constitutes or could constitute (with due notice or lapse of time, or both) a default or loss of a benefit under this Agreement, or (b) limits or that could limit the Purchaser's or its subsidiaries' or affiliates' ability to perform their obligations, or that adversely impacts or could adversely impact any of the Purchaser's or its subsidiaries' or affiliates' rights under this Agreement. Whether in connection with any offering of securities of the Purchaser the proceeds of which are used to fund the investment contemplated by this Agreement, or otherwise, Purchaser has not granted any rights to any party that would, or could reasonably be expected to, have any adverse effect on the business, assets, operations, governance, or regulatory status of TerreStar.

     4.4.  Investment Representations.
           --------------------------

     (a) No Registration. The Purchaser understands that the Shares (i) have not been, and will not be, registered under the Securities Act or any state securities laws, (ii) are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part on the representations of the Purchaser contained in this Agreement, and (iii) the Shares may not be transferred unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

     (b) Acquisition for Own Account. The Purchaser will acquire the Shares for its own account, for investment only and not with a view to the distribution thereof within the meaning of the Securities Act.

     (c) Accredited Investor; Domicile. The Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act). The Purchaser is a resident of the State of Illinois, and the Shares were offered and sold to the Purchaser solely in the State of Illinois.

     (d) Purchaser Able to Bear Economic Risk. The Purchaser has substantial experience in evaluating and investing in private transactions of securities in companies similar to TerreStar so that it is capable of evaluating the merits and risks of its investment in TerreStar and has the capacity to protect its own interests. The Purchaser understands that an investment in the Shares is highly speculative and involves substantial economic risk. The Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares that the Purchaser purchases are registered pursuant to the Securities Act, or an exemption from registration is available for the resale of such securities, and that the Purchaser may sustain, and is financially able to sustain, a complete loss of its investment pursuant to this Agreement. The Purchaser understands that TerreStar has no present intention of registering the Shares. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act for the resale of such securities will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

     (e) Purchaser Can Protect Its Interest. By reason of its or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

     (f) TerreStar Information. The Purchaser has had an opportunity to discuss the business, management and financial affairs of TerreStar with directors, officers and management of TerreStar. The Purchaser has also had the opportunity to ask questions of, and receive answers from, TerreStar and its management regarding the terms and conditions of its investment. The Purchaser is not relying on any representations, warranties or information as to TerreStar other than the representations and warranties made to it herein or pursuant hereto.

     4.5. No Conflict. The execution and delivery by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and compliance with the provisions hereof will not (a) violate or conflict with, or require any consent, approval, registration, authorization, qualification, designation, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, declaration, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, to which it is a party or to which its properties or assets is subject, which could reasonably be expected to have a Material Adverse Effect on the Purchaser or on the Purchaser's ability to consummate the transactions contemplated by this Agreement, (c) result in the creation or imposition of any Encumbrance upon any of its properties or assets, which could reasonably be expected to have a Material Adverse Effect on the Purchaser or the Purchaser's ability to consummate the transactions contemplated by this Agreement or (d) violate its organizational documents.

     4.6. Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by Purchaser in connection with the execution, delivery and performance of this Agreement, or the consummation by the Purchaser of the transactions contemplated hereby (other than (i) notifications or filings required under the Canadian Communications Act, the FCC Act and applicable federal or state securities law, if any, which shall be made on a timely basis and (ii) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement).

     4.7. Transfer Restrictions. The Purchaser acknowledges and agrees that the Shares will be subject to restrictions on transfer as set forth in the Stockholders' Agreement.

     4.8. Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends, in addition to any other legends required by applicable federal or state securities laws:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SAID LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND CONCURRED IN BY THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SAID LAWS OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT AND PROMULGATED BY THE APPLICABLE STATE SECURITIES REGULATORS UNDER SAID LAWS."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT AND ALL TRANSFERS ARE MADE SUBJECT TO THE TERMS OF SAID STOCKHOLDERS' AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AND EXAMINATION AT THE PRINCIPAL OFFICE OF THE COMPANY. THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST TO ITS PRINCIPAL OFFICE AND WITHOUT CHARGE, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF STOCK, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH RELATIVE RIGHTS AND PREFERENCES."

                                    ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

     5.1. Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 5.1 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

     5.2. Publicity; SEC Filings. Neither TerreStar nor the Purchaser shall, without the prior written consent of the other party, except as may be required by law, advertise, issue any press release or otherwise publicize the fact that the parties have entered into this Agreement.

     5.3. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

     5.4. Governing Law. This Agreement shall be governed in all respects by the law of the State of New York as such law is applied to agreements between New York residents entered into and performed entirely in the State of New York, without regard to the conflict of laws provisions thereof.

     5.5. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time. Nothing in this

Agreement, express or implied, is intended to confer upon any other party (other than the parties to this Agreement or their respective successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     5.6. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that no such severability shall be effective if it materially and adversely affects the economic benefit of this Agreement to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

     5.7. Amendment and Waiver. This Agreement may be amended or modified, and the obligations of TerreStar and the rights of the Purchaser under this Agreement may be waived, only upon the written consent of TerreStar and the Purchaser.

     5.8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative.

     5.9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to TerreStar and the Purchaser at the addresses set forth on the signature pages of this Agreement or at such other address as TerreStar or the Purchaser may designate by 10 days advance written notice to the other parties hereto.

     5.10. Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. For the avoidance of doubt, the Purchaser shall have no liability to TerreStar in respect of any fees, commissions or other compensation that may be payable by TerreStar to any brokers, finders, investment banks or similar entities in connection with the transactions contemplated by this Agreement. Similarly, TerreStar shall not have any liability to the Purchaser in respect of any fees, commissions or other compensation that may be payable by the Purchaser to any brokers, finders, investment banks or similar entities in connection with the transactions contemplated by this Agreement.

     5.11. Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.12. Interpretation. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

     5.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     5.14. Entire Agreement. This Agreement, the Exhibits and the Schedules hereto, and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede any and all prior and contemporaneous agreements or understandings, whether expressed or implied, written or oral, between the parties with respect hereto and thereto. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.


                                   ARTICLE VI

                              CERTAIN DEFINED TERMS
                              ---------------------

     "Canadian Communications Acts" means the Radiocommunication Act (Canada) and the Telecommunications Act (Canada), including any amending or successor legislation thereto, as well as all orders, decisions, policies, rules and regulations of the CRTC and Industry Canada that are rendered or promulgated thereunder.

     "CRTC" means the Canadian Radio-television and Telecommunications
Commission.

     "Material Adverse Effect" means a material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the specified entity.

     "Stockholders' Agreement" means that certain Stockholders' Agreement, dated as of May 11, 2005, as amended, by and among TerreStar and each of the stockholders named therein.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first set forth above.

                                     TERRESTAR NETWORKS INC.



                                     By:  /s/ Robert H. Brumley
                                          ---------------------
                                          Name:    Robert H. Brumley
                                          Title:   President and Chief Executive
                                                   Officer

                                     Address for Notice:
                                     ------------------


                                     TerreStar Networks Inc.
                                     12010 Sunset Hills Road
                                     Reston, VA  20190
                                              Attention: Chief Executive Officer
                                     Facsimile: (703) 707-2472

                                     With a copy to (which shall not constitute
                                     notice to TerreStar):
                                     -------------------

                                     TerreStar Networks Inc.
                                     12010 Sunset Hills Road
                                     Reston, VA  20190
                                              Attention: Legal Department
                                     Facsimile: (703) 707-2472

                                     Purchaser:
                                     ---------

                                     MOTIENT VENTURES HOLDING INC.



                                     By:  /s/ Christopher W. Downie
                                          -------------------------
                                          Name: Christopher W. Downie
                                          Title: Executive Vice President

                                     Address for Notice:
                                     ------------------

                                     300 Knightsbridge Parkway
                                     Lincolnshire, IL 60069
                                     Attention: General Counsel
                                     Facsimile: (847) 478-4810